BRF S.A.

Publicly-held Company with Authorized Capital

CNPJ (Brazilian Registry of Legal Entities) 01.838.723/0001-27

NIRE (Company Register Identification Number) 42.300.034.240

CVM (Securities and Exchange Commission) 1629-2

TRANSCRIPT OF THE MINUTES OF THE 8TH ORDINARY BOARD OF

DIRECTORS’ MEETING HELD ON AUGUST27, 2015

1. DATE, TIME AND PLACE: Held on August 27, 2015, at 9:00 a.m., at Rua Hungria nº 1.400, 5th floor, in the City of São Paulo - SP.

2. BOARD: Chairman: Abilio dos Santos Diniz. Secretary: Larissa Brack.

3. CALL OF MEETING AND ATTENDANCE: The call of meeting was duly made under the Company’s Articles of Incorporation. The majority of the members of the Board of Directors on duty were present: Messrs Abilio dos Santos Diniz, Henri Philippe Reichstul, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Manoel Cordeiro Silva Filho, Paulo Guilherme Farah Correa, Renato Proença Lopes and Walter Fontana Filho.

4. AGENDA: Informative subjects: Discussion of July results, forecast, market share and P&L – Profit and Loss Statement (“P&L”) for the domestic market and foreign market. Resolutions: 1. Approvals of Intercompany Guarantees; 2. Election of member to Finance, Governance and Sustainability Committee and Strategy, M&A and Market Committee; 3. Repurchase Program; 4. Amendment to the Internal Regulation of the Board of Directors and election of Observing Director.

5. PROVISIONS: Upon commencing the meeting and verifying the attendance quorum to convene the meeting, the Members of the Board of Directors examined the items appearing in the agenda and defined as follows:

Informative subjects: They were made aware of the goals, results relating to the month of July 2015, forecast, fixed and variable expenses, and market share of the Company, as well as the P&L for domestic and foreign markets.

Resolutions:

5.1. In accordance with the recommendation for approval of Finance, Governance and Sustainability Committee, the Directors unanimously authorized without reservations and up to the 2017 Ordinary Meeting, the Executive Board to take all the actions and sign all documents required for providing suretyships, accommodation notes and performing completion bonds, performance bonds, loans, loans for consumption and financing, in favor of controlled and affiliated companies, which amounts represent: (i) individually, an amount equal to or lower than R$ 350 million; or (ii) jointly, an amount equal to or lower than R$ 3 billion, ratifying the approval for all the acts and instruments performed in this sense as from April 03, 2012.

BRF S.A.

Publicly-held Company with Authorized Capital

CNPJ (Brazilian Registry of Legal Entities) 01.838.723/0001-27

NIRE (Company Register Identification Number) 42.300.034.240

CVM (Securities and Exchange Commission) 1629-2

TRANSCRIPT OF THE MINUTES OF THE 8TH ORDINARY BOARD OF

DIRECTORS’ MEETING HELD ON AUGUST27, 2015

5.2. The Directors approved unanimously and without any reservation, the election of Mr. Renato Proença Lopes, Brazilian, married, banker, bearer of Identity Card RG No. 21346776-8, CPF / MF under No. 216854998-30, with offices in the City of São Paulo, State of São Paulo, at Rua Hungria No. 1400, 5th floor, Jardim Europa neighborhood, CEP 01455-000, as a member of the Strategy, M&A e Market Committee and Finance, Governance and Sustainability Committee, for a two (2) year term of office, reelection being allowed.

5.3. The Directors approved unanimously and without any reservation, the opening of a repurchase program for shares issued by the Company (“Repurchase Program”), in order to perform the efficient investment of funds available in cash, in order to maximize the Company’s allocation of capital, under the following conditions: (a) the Repurchase Program shall anticipate the acquisition of fourteen million and five hundred (14,500,000) common shares, all of them being registered shares without par value, corresponding to 1.7% of the Company’s share capital, excluding the treasury shares; (b) the quantity of outstanding shares, as defined in article 5 of CVM Instruction No. 10/1980 is currently eight hundred and seventy-two million, four hundred and seventy-three thousand, two hundred and forty-six (872,473,246) common shares, all of them being registered shares without par value, based on the shareholding position on this date; (c) the term of the Repurchase Program shall be up to 180 days, as from August 28, 2015, including, up to February 24, 2016; the Board of Officers shall be liable for defining the dates in which the repurchase shall be effectively made, complying with the periods of legal and regulating prohibition; (d) the shares acquired under the Repurchase Program may be canceled, used for the performance of the Share Option Plan, or allocated to any other plans approved by the Company and (e) the acquisition operations shall be performed with the intermediation of the following financial institutions:(i) Bradesco S.A. Corretora de Títulos e Valores Mobiliários, headquartered at Av. Paulista, 1.450, 7thfloor, Bela Vista, in the City and State São Paulo, entered in CNPJ/MF under No 61.855.045/0001-32; (ii) Itaú Corretora de Valores S.A., headquartered at Av. Brigadeiro Faria Lima, 3.500 - 3º floor, part, Itaim Bibi, in the City and State, entered in CNPJ/MF under No 61.194.353/0001-64; (iii) Merrill Lynch S.A. Corretora de Títulos e Valores Mobiliários, headquartered at Av. Brigadeiro Faria Lima, 3.400, conjunto 161, part A, Itaim Bibi, in the City and State São Paulo, entered in CNPJ/MF under No 02.670.590/0001-95.

5.4. They approved the amendment to Internal Regulation of the Board of Directors in order to adjust the wording in item 6, which shall be in force as follows:

BRF S.A.

Publicly-held Company with Authorized Capital

CNPJ (Brazilian Registry of Legal Entities) 01.838.723/0001-27

NIRE (Company Register Identification Number) 42.300.034.240

CVM (Securities and Exchange Commission) 1629-2

TRANSCRIPT OF THE MINUTES OF THE 8TH ORDINARY BOARD OF

DIRECTORS’ MEETING HELD ON AUGUST27, 2015

“6. Call of Meeting and Board Operation Standards

The Board of Directors shall meet on an ordinary basis, once a month, and on a special basis, whenever called by its Chairman or the majority of its members, recording the minutes of such meetings in its own book.

The Board of Directors’ meetings shall be convened by being attended by, at least, 2/3 of its members.

As required, the attendance of the directors at the Board of Directors’ meeting is authorized via telephone, videoconference, or other means of communication that may assure the effective attendance and the authenticity of their vote. Under such circumstance, the director shall be considered as present at the meeting, and his/her vote shall be considered as valid for all legal effects and incorporated to the minutes of the said meeting.

Except for the matters appointed in Article 19 of these Articles of Incorporation, the Board of Directors’ resolutions shall be made by majority of the present votes.

The materials and documents required for the assessment of the agenda at the Board of Directors’ meeting shall be given to each of the members within, at least, five (5) business days in advance.

All the documents required for the discussions of the resolutions and informative subjects shall be entered on the Corporative Governance portal, attributed to the Collegiate Body responsible for the resolution.

For the Board to fully exercise its functions, it shall have Advisory Committees and may contract experts to perform specific tasks or generic activities in the Company’s interests.

The Board of Directors may appoint, upon resolution of the majority of its members, Observing Directors for a determined term, limited to the final period of the members’ term of office appointing them, who shall attend the Board of Directors’ meeting and contribute with their opinions and expertise to the decision-making process of the Board of Directors’ members. The Observing Directors shall not be entitled to vote, and, therefore, shall not be considered in the quorums required for convening and making the resolutions of the Board of Directors’ meetings, nor the shall not be given therights and obligations of company managers under the effective law. The attributions and compensation of the Observing Directors shall be established by resolution of the majority of the Board of Directors’ members, being obliged to:

(i)           keep, as much as possible, strict secrecy, for an undetermined term, of the Company’s confidential information to which they become aware and have access to, under the penalties of law;

(ii)        know and comply with, as applicable, all the terms, clauses and conditions of ABRASCA Code of Self-Regulation and Good Practices of Publicly-Traded Companies (“Code”) and Company’s Transparency Manual (“Manual”);

(iii)      be aware of the provision in the New Market Participation Agreement, New Market Listing Regulation and Arbitration Regulation, and further standards edited by BOVESPA, undertaking to strictly fulfill them as applicable.

BRF S.A.

Publicly-held Company with Authorized Capital

CNPJ (Brazilian Registry of Legal Entities) 01.838.723/0001-27

NIRE (Company Register Identification Number) 42.300.034.240

CVM (Securities and Exchange Commission) 1629-2

TRANSCRIPT OF THE MINUTES OF THE 8TH ORDINARY BOARD OF

DIRECTORS’ MEETING HELD ON AUGUST27, 2015

The Advisory Committees shall have an advisory nature under the Board of Directors and the result of the Committees’ analyses shall be presented for resolution to the Board of Directors”.

The Bylaws of the Board of Directors shall be in force with the consolidated wording appearing in Annex I that remains filed at the Company's head office. As a result of the resolution above, the members of the Board of Directors appointed, for the position of Observing Director, Mr. Aldemir Bendine, married, business administrator, holder of the ID Card (RG) No. 10.126.451 SSP/SP and enrolled with the Individual Taxpayer’s Registry (CPF/MF) under the No. 043.980.408-62, residing and domiciled at Av. República do Chile nº 65, 23th floor, in the City and State of Rio de Janeiro, CEP 20031-912.

6. DOCUMENTS FILED AT THE COMPANY:The documents related to the agenda supporting the deliberations made by the members of the Board of Directors and/or information provided at the meeting shall be filed at the Company’s head office.

7. APPROVAL AND EXECUTION OF THE MINUTES: Not having anything further, the Chairman declared the meeting closed, the minutes were recorded as a summary, which was read, found to be compliant and executed.São Paulo, August 27, 2015.Signatures Board: Mr. Abilio dos Santos Diniz – Chairman; Mrs. Larissa Brack – Secretary. Directors: Srs. Abilio dos Santos Diniz, Henri Philippe Reichstul, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Manoel Cordeiro Silva Filho, Paulo Guilherme Farah Correa, Renato Proença Lopes and Walter Fontana Filho.

I certify that this is a true copy of the recorded minutes in its own book.

São Paulo, August 27, 2015.

Larissa Brack

Secretary